Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-80995 and 333-190187 on Form S-8 of R.R. Donnelley & Sons Company of our report dated June 29, 2015, appearing in this annual report on Form 11-K of the R.R. Donnelley Savings Plan, for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois

June 29, 2015